Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Nova Measuring Instruments Ltd. (the “Company”) and the effectiveness of its internal control over financial reporting dated March 3, 2017, appearing in its annual report on Form 20-F of the Company for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young

Tel Aviv, Israel
August 25, 2017